Exhibit 99.1

Contact: Drew Babin, CFA, CMA
Senior Managing Director – Corporate Communications
Medical Properties Trust, Inc.
(646) 884-9809
dbabin@medicalpropertiestrust.com

MEDICAL PROPERTIES TRUST COMPLETES HOSPITAL PARTNERSHIP WITH MACQUARIE ASSET MANAGEMENT

$1.7 Billion Valuation and 47% Gain on Sale of Real Estate Point to Embedded Value in MPT’s Portfolio

$1.3 Billion in Cash Proceeds to MPT to Reduce Debt

Birmingham, AL – March 16, 2022 – Medical Properties Trust, Inc. (the “Company” or “MPT”) (NYSE: MPW) today announced that it has completed the previously announced transaction with Macquarie Infrastructure Partners V, a private fund managed by Macquarie Asset Management (“MAM”) to form a partnership pursuant to which a MAM controlled subsidiary has acquired a 50% interest in a portfolio of eight Massachusetts-based general acute care hospitals owned by MPT and operated by Steward Health Care System (“Steward”).

MPT’s investment basis of roughly $1.2 billion, the approximate $600 million gain on real estate, and collected cash rent and interest of more than $475 million over the course of five-plus years combine to calculate an approximate unlevered internal rate of return of roughly 14%. “At MPT, we have long understood the embedded value in our entire portfolio as well as the proficiency of operators such as Steward. The closing of this transaction provides independent confirmation of the value that sophisticated investors and lenders also attribute to well-underwritten hospital investments,” said Edward K. Aldag, Jr., MPT’s Chairman, President, and Chief Executive Officer.

Including non-recourse secured debt, total cash proceeds to MPT were approximately $1.3 billion, virtually all of which was used to repay debt. In addition to independently proving the value of MPT’s assets, the intense due diligence on the part of Macquarie Asset Management, lenders, appraisers and others both reinforces the case for hospitals as an attractive infrastructure asset class and contributes to the market’s ongoing understanding of hospital valuation.

Mr. Aldag continued, “The in-place partnership agreements we now have with Macquarie offer both parties opportunities for efficient follow-on co-investments. In addition, this repeatable model provides an attractive addition to the array of efficient equity capital options available to fund our robust and accretive investment pipeline.”

“We are excited to have reached financial close on these eight, high quality acute care facilities in Massachusetts, and about our broader partnership with MPT. Hospitals are essential, long-lived assets that are critical to any functioning community, and these attributes drive a resilient operating environment and investment profile characteristic of other infrastructure assets. We look forward to furthering our partnership with MPT in the future,” said Karl Kuchel, CEO of Macquarie Infrastructure Partners.

About Medical Properties Trust, Inc.

Medical Properties Trust, Inc. is a self-advised real estate investment trust formed in 2003 to acquire and develop net-leased hospital facilities. From its inception in Birmingham, Alabama, the Company has grown to become one of the world’s largest owners of hospitals with roughly 440 facilities and 46,000 licensed beds (on a pro forma basis) in nine countries and across four continents. MPT’s financing model facilitates acquisitions and recapitalizations and allows operators of hospitals to unlock the value of their real estate assets to fund facility improvements, technology upgrades and other investments in operations. For more information, please visit the Company’s website at www.medicalpropertiestrust.com.

About Macquarie Asset Management

Macquarie Asset Management provides specialist investment solutions to clients across a range of capabilities including infrastructure and renewables, real estate, agriculture, transportation finance, private credit, equities, fixed income, and multi-asset solutions.

The Macquarie Asset Management business has $545.7 billion of assets under management and over 2,000 staff operating across 22 markets in Australia, the Americas, Europe, and Asia.

Macquarie Asset Management, through its affiliates, has been managing assets for institutional and retail investors since 1980 in Australia and in the United States. Retail investors recognize the Delaware Funds ® by Macquarie family of funds as one of the longest-standing mutual fund families, with more than 80 years in existence.

More information can be found at www.mirafunds.com.

This press release does not constitute an advertisement or an offer to sell any security or the solicitation of any offer to buy an interest in any existing or future fund or investment vehicle managed or advised by MAM and/or its affiliates or any other security.

Other than Macquarie Bank Limited ABN 46 008 583 542 (“Macquarie Bank”), any Macquarie Group entity noted in this document is not an authorized deposit-taking institution for the purposes of the Banking Act 1959 (Commonwealth of Australia). The obligations of these other Macquarie Group entities do not represent deposits or other liabilities of Macquarie Bank. Macquarie Bank does not guarantee or otherwise provide assurance in respect of the obligations of these other Macquarie Group entities. In addition, if this document relates to an investment, (a) the investor is subject to investment risk including possible delays in repayment and loss of income and principal invested and (b) none of Macquarie Bank or any other Macquarie Group entity guarantees any particular rate of return on or the performance of the investment, nor do they guarantee repayment of capital in respect of the investment.

Mizuho Financial Group acted as financial adviser, and Gibson, Dunn & Crutcher acted as legal adviser to Macquarie Asset Management on the transaction. CBRE and Goldman Sachs & Co. LLC acted as financial advisers, and Goodwin Procter and Baker Donelson PC acted as legal advisers for MPT.

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can generally be identified by the use of forward-looking words such as “may”, “will”, “would”, “could”, “expect”, “intend”, “plan”, “estimate”, “target”, “anticipate”, “believe”, “objectives”, “outlook”, “guidance” or other similar words, and include statements regarding our strategies, objectives, future expansion and development activities, and expected financial performance. Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results or future events to differ materially from those expressed in or underlying such forward-looking statements, including, but not limited to: (i) the economic, political and social impact of, and uncertainty relating to, the COVID-19 pandemic, including governmental assistance to hospitals and healthcare providers, including certain of our tenants; (ii) the ability of our tenants, operators and borrowers to satisfy their obligations under their respective contractual arrangements with us, especially as a result of the adverse economic impact of the COVID-19 pandemic, and government regulation of hospitals and healthcare providers in connection with same (as further detailed in our Current Report on Form 8-K filed with the SEC on April 8, 2020); (iii) our expectations regarding annual run-rate net income and NFFO per share; (iv) our success in implementing our business strategy and our ability to identify, underwrite, finance, consummate and integrate acquisitions and investments; (v) the nature and extent of our current and future competition; (vi) macroeconomic conditions, such as a disruption of or lack of access to the capital markets or movements in currency exchange rates; (vii) our ability to obtain debt financing on attractive terms or at all, which may adversely impact our ability to pursue acquisition and development opportunities and pay down, refinance, restructure or extend our indebtedness as it becomes due; (viii) increases in our borrowing costs as a result of changes in interest rates and other factors, including the potential phasing out of LIBOR ; (ix) international, national and local economic, real estate and other market conditions, which may negatively impact, among other things, the financial condition of our tenants, lenders and institutions that hold our cash balances, and may expose us to increased risks of default by these parties; (x) factors affecting the real estate industry generally or the healthcare real estate industry in particular; (xi) our ability to maintain our status as a REIT for federal and state income tax purposes; (xii) federal and state healthcare and other regulatory requirements, as well as those in the foreign jurisdictions where we own properties; (xiii) the value of our real estate assets, which may limit our ability to dispose of assets at attractive prices or obtain or maintain equity or debt financing secured by our properties or on an unsecured basis; (xiv) the ability of our tenants and operators to comply with applicable laws, rules and regulations in the operation of the our properties, to deliver high-quality services, to attract and retain qualified personnel and to attract patients; (xv) potential environmental contingencies and other liabilities; (xvi) the risk that property sales, loan repayments, and other capital recycling transactions do not occur; and (xvii) the risk that the sale by Steward of its Utah operations to HCA does not occur.

The risks described above are not exhaustive and additional factors could adversely affect our business and financial performance, including the risk factors discussed under the section captioned “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021 and as updated in our quarterly reports on Form 10-Q. Forward-looking statements are inherently uncertain and actual performance or outcomes may vary materially from any forward-looking statements and the assumptions on which those statements are based. Readers are cautioned to not place undue reliance on forward-looking statements as predictions of future events. We disclaim any responsibility to update such forward-looking statements, which speak only as of the date on which they were made.

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